Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924
DMC GLOBAL REPORTS SECOND QUARTER FINANCIAL RESULTS

•Second quarter sales were $165.8 million, up 20% sequentially and up 153% versus Q2 2021
•Excluding the acquisition of Arcadia, sales were $89.4 million, up 26% sequentially and up 37% versus Q2 2021
•Second quarter consolidated gross margin improved to 31% from 27% in Q1 2022 and 26% in Q2 2021
•Second quarter net income attributable to DMC was $5.6 million
•Second quarter net income per diluted share, inclusive of adjustment for redeemable noncontrolling interest, was $0.20
•Second quarter adjusted net income attributable to DMC*, inclusive of $7.6 million in non-cash amortization expense for Arcadia purchased intangible assets, was $5.6 million, or $0.29 per diluted share
•Second quarter adjusted EBITDA attributable to DMC* was $22.4 million, up 113% sequentially and up 198% versus Q2 2021

BROOMFIELD, Colo. - August 4, 2022 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its second quarter ended June 30, 2022.

Second quarter sales were $165.8 million, up 20% sequentially, and up 153% versus sales in last year's second quarter. This year’s first and second quarter results include contributions from Arcadia, a leading supplier of architectural building products. DMC acquired a 60% controlling interest in Arcadia on December 23, 2021.

Excluding $76.5 million in sales from Arcadia, second quarter sales were $89.4 million, up 26% sequentially and up 37% versus the second quarter of 2021. The increases reflect stronger North American and international demand for well perforating products from DynaEnergetics, DMC's energy products business.

Second quarter gross margin was 31% versus 27% in the first quarter and 26% in the second quarter a year ago. The improvements reflect higher selling prices at Arcadia, and higher sales volume on fixed manufacturing overhead expenses coupled with higher average selling prices at DynaEnergetics.

Selling, general and administrative expense (SG&A) was $29.4 million. Excluding $11.4 million in expenses from Arcadia, SG&A was $18.0 million, versus $17.9 million in the first quarter and $14.0 million in the year-ago second quarter. The increase versus last year’s second quarter principally reflects higher variable incentive compensation, the expiration of the Employee Retention Credit under the CARES Act, and implementation costs associated with a new enterprise resource planning system at NobelClad, DMC’s composite metals business.

Second quarter operating income was $9.9 million and included $12.8 million in non-cash amortization expense primarily associated with purchased intangible assets at Arcadia. This compares with an operating loss of $3.9 million in the first quarter, and operating income of $2.7 million in last year's second quarter.

Second quarter net income attributable to DMC was $5.6 million. Due to the acquisition of the 60% controlling interest in Arcadia, the calculation for net earnings per diluted share must account for the change in redemption value of the 40% redeemable noncontrolling interest in Arcadia. Redemption value is estimated at the end of each quarter based on the formula used to calculate a Put and Call Option in the Arcadia Operating Agreement. During the second quarter, the adjustment was $1.5 million dollars. When deducted from the $5.6 million in net income attributable to DMC stockholders, the resulting net income is $4.0 million, or $0.20 per diluted share, based on 19.4 million diluted shares outstanding. Net income in the prior-year second quarter was $1.7 million, or $0.10 per diluted share on 17.6 million diluted shares outstanding.

Second quarter adjusted net income attributable to DMC*, which includes $7.6 million in non-cash amortization expense of the purchased intangible assets of Arcadia, was $5.6 million, or $0.29 per diluted share.

Second quarter adjusted EBITDA attributable to DMC* was $22.4 million, up 113% from $10.5 million in the first quarter of 2022 and up 198% from $7.5 million in the 2021 second quarter.

Cash flow provided by operations was $7.1 million versus cash flow used in operations of $8.2 million in the prior-year second quarter. Cash and cash equivalents were $11.8 million versus $30.8 million at December 31, 2021.

DMC’s debt-to-adjusted EBITDA leverage ratio at June 30, 2022, was 2.48. The Company’s debt-to-adjusted EBITDA leverage ratio covenant for the end of the quarter was 3.25.

Arcadia
Arcadia reported second quarter sales of $76.5 million, up 12% sequentially and up 25% from pro forma sales in last year's second quarter. The increase versus both periods reflects higher average selling prices, which were implemented to address inflation on raw materials.

Second quarter gross margin was 34% versus 30% in the first quarter and 35% in last year’s second quarter. The gross margin increase versus the first quarter reflects increases in selling prices. Adjusted EBITDA attributable to DMC was $9.8 million versus $6.9 million in the first quarter of 2022 and pro forma adjusted EBITDA of $8.2 million in the comparable year-ago quarter.

DynaEnergetics
DynaEnergetics reported second quarter sales of $67.5 million, up 38% sequentially and up 60% versus last year's second quarter. Sales in North America increased 31% sequentially, while international sales increased 95% sequentially. When excluding a large order from a customer in South Asia, international sales increased 31% sequentially. Gross margin was 30% versus 26% in the first quarter and 25% in the 2021 second quarter. Adjusted EBITDA increased to $13.3 million from $5.3 million in the first quarter and $5.3 million in the 2021 second quarter.

NobelClad
NobelClad, DMC's composite metals business, reported second quarter sales of $21.9 million, flat versus the first quarter and down 6% versus the 2021 second quarter. Gross margin was 28%, versus 19% in the first quarter and 28% in the prior-year second quarter. Adjusted EBITDA was $3.4 million versus $1.7 million in the first quarter and $4.3 million in the 2021 second quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the second quarter was 1.05. Order backlog increased to $46.8 million from $44.4 million at the end of the first quarter.

Six-month results
Consolidated sales for the six-month period were $304.5 million, up 151% versus the six-month period a year ago. Excluding $144.4 million in contributions from Arcadia, year-to-date sales were $160.1 million, up 32% from the same period last year.

Gross margin was 29% versus 25% in the 2021 six-month period. Operating income was $6.0 million versus operating income of $2.0 million in last year’s six-month period.

Six-month net income attributable to DMC was $2.3 million. The adjustment related to the change in redemption value of the 40% redeemable noncontrolling interest in Arcadia was $7.3 million dollars. When deducted from the $2.3 million in net income attributable to DMC stockholders, the resulting net loss is $5.0 million, or $0.26 per diluted share, based on 19.3 million diluted shares outstanding. Net income in the prior-year six-month period was $2.2 million, or $0.13 per diluted share on 16.5 million diluted shares outstanding.

Six month adjusted net income attributable to DMC*, which includes $15.3 million in non-cash amortization expense of the purchased intangible assets of Arcadia, was $2.5 million, or $0.13 per diluted share.

Six-month adjusted EBITDA attributable to DMC* was $32.9 million, up 184% versus last year’s six-month period. Cash flow provided by operations during the six-month period was $2.5 million versus cash flow used in operations of $6.0 million in the prior-year six-month period.

Arcadia
Arcadia reported six-month sales of $144.4 million, up 22% from pro forma sales in last year’s six-month period. Gross margin was 32% versus pro forma gross margin of 36% in the 2021 six-month period, and adjusted EBITDA attributable to DMC was $16.6 million, up 4% from the same period a year ago.

DynaEnergetics
Six-month sales at DynaEnergetics were $116.4 million, up 45% versus last year’s six-month period. Gross margin improved to 28% from 24% a year ago, and adjusted EBITDA increased 111% to $18.6 million versus last year’s six-month period.

NobelClad
NobelClad reported six-month sales of $43.7 million, up 8% from the same period last year. Gross margin was 23% versus 27% last year, while adjusted EBITDA was $5.1 million versus $7.0 million in the 2021 six-month period.

Management Commentary
“Healthy end markets, improved pricing and excellent execution by our employees led to financial results that exceeded our second quarter guidance,” said Kevin Longe, president and CEO.

“At DynaEnergetics, the 38% sequential sales increase reflects strong customer demand in both North America and our international markets, as well as the impact of recent price increases. Shipments of fully integrated DS perforating systems in North America were a quarterly record, and we expect robust demand for these systems will persist during the second half of the year given the strong energy price environment and growing global demand for U.S. oil and gas. DynaEnergetics is planning a series of product introductions during the coming months, which we expect will strengthen our technological lead in the perforating industry.

“Arcadia’s second quarter results were above our forecast, principally due to price increases. Arcadia is reporting resilient demand from the commercial construction and high-end residential markets, and despite tight raw material supplies, Arcadia’s commercial teams were effective at maintaining relatively short customer lead times and reliable product availability, which have long been cornerstones of Arcadia’s commercial success. Our integration efforts are proceeding well, and we are making important progress on the design and planning of new finishing capacity.

“While NobelClad’s industrial end markets have been slower to recover from the Covid-19 pandemic and related supply chain disruptions, the business is capitalizing on the strong metal price environment, and its order backlog continues to improve. NobelClad has seen a surge in demand for its cryogenic transition joints, which are multi-layer composite-metal components used in processing equipment by the liquified natural gas (LNG) industry. NobelClad also is reporting increasing interest in its new DetaPipe offering.

“Our second quarter performance illustrates the growing strength of DMC and its family of innovative, differentiated businesses,” Longe added. “It also reflects the outstanding efforts of our talented employees. I am more encouraged than ever by DMC’s prospects for long-term, profitable growth and strong returns for our stakeholders.”

Guidance
Michael Kuta, CFO, said third quarter 2022 consolidated sales are expected in a range of $155 million to $163 million versus the $165.8 million reported in the second quarter. At the business level, Arcadia is expected to report sales of $70 million to $73 million versus the $76.5 million reported in the second quarter. Sales at DynaEnergetics are expected in a range of $65 million to $69 million versus the $67.5 million reported in the second quarter, which included the previously mentioned large international order. NobelClad’s sales are expected in a range of $20 million to $21 million versus the $21.9 million reported in the second quarter. The expected decline at NobelClad principally reflects soft demand from the downstream energy industry, which is expected to recover in the coming quarters as refineries accelerate investments in repair and maintenance work.

Consolidated gross margin is expected in a range of 29% to 31% versus the 31% reported in the second quarter. The expected decline reflects a less favorable project mix at NobelClad, and a dip in margins at Arcadia resulting from a first quarter spike in aluminum prices that drove up the average cost of Arcadia’s inventory. The majority of this inventory is expected to be shipped during the third quarter.

Third quarter selling, general and administrative (SG&A) expense, which will include approximately $600,000 in implementation expense associated with a new enterprise resource planning system at NobelClad, is expected in a range of $30 million to $31 million versus the $29.4 million reported in the second quarter.

Third quarter amortization expense is expected to be $6.7 million versus the $12.8 million reported in the second quarter. The remaining value assigned to Arcadia’s acquired backlog was largely amortized during the second quarter, and amortization expense is expected to decline to $3.6 million in the fourth quarter.

Third quarter depreciation expense is expected to be $3.5 million, and interest expense is expected in a range of $1.9 million to $2.0 million.

Adjusted EBITDA attributable to DMC, after deducting the 40% noncontrolling interest, is expected in a range of $16 million to $19 million versus $22.4 million in the second quarter.

Third quarter capital expenditures are expected to be $5.0 million to $6.0 million.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors may listen to a live webcast of the call at https://www.webcaster4.com/Webcast/Page/2204/46132 or by dialing 888-506-0062 (973-528-0011 for international callers) and entering the code 762205. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through August 11, 2022, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #46132.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings per share are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted net income (loss) is defined as net income (loss) attributable to DMC stockholders plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings per share is defined as diluted earnings per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Adjusted net income (loss) and adjusted diluted earnings per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance, on DMC’s net income and diluted earnings per share, respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC Global Inc.
DMC Global operates a portfolio of differentiated businesses that lead niche segments of the energy, industrial infrastructure and building products industries. The Company’s strategy is to identify well-run businesses with strong management teams, and support them with long-term capital and strategic, financial, legal, technology and operating resources. DMC helps portfolio companies grow their core businesses, launch new initiatives, upgrade technologies and systems to support their long-term growth strategies, and make acquisitions that improve their competitive positions and expand their markets. The Company’s current portfolio consists of Arcadia Inc., a leading supplier of architectural building products, DynaEnergetics, which serves the global energy industry, and NobelClad, which addresses the global industrial infrastructure and transportation sectors. Based in Broomfield,

Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at https://www.dmcglobal.com/.

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including third quarter 2022 guidance on sales, gross margin, SG&A, depreciation expense, interest expense, adjusted EBITDA and capital expenditures; third quarter and full-year amortization expense; our expectations there will be strong demand for DynaEnergetics’ DS perforating systems during the second half of 2022; our expectations regarding the energy price environment and global demand for U.S. oil and gas, our plans for future product introductions at DynaEnergetics during the coming months and the impact on DynaEnergetics' technological lead in the perforating industry; and our expectations for improvement to NobelClad's backlog. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins; fluctuations in customer demand; our ability to successfully navigate slowdowns in market activity or execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; our ability to successfully protect our technology and intellectual property and the costs associated with these efforts; potential consolidation among DynaEnergetics’ customers; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cost and availability of energy; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; government actions or other changes in laws and regulations; the availability and cost of funds; our ability to access our borrowing capacity under our credit facility; impacts of COVID-19 and any related preventive or protective actions taken by governmental authorities and resulting economic impacts, including inflation, recessions or depressions; general economic conditions, both domestic and foreign, impacting our business and the business of our customers and the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2021. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Sequential	Year-on-year
NET SALES	$165,831	$138,716	$65,438	20%	153%
COST OF PRODUCTS SOLD	113,732	101,810	48,467	12%	135%
Gross profit	52,099	36,906	16,971	41%	207%
Gross profit percentage	31%	27%	26%
COSTS AND EXPENSES:
General and administrative expenses	18,816	17,718	8,471	6%	122%
Selling and distribution expenses	10,545	10,090	5,544	5%	90%
Amortization of purchased intangible assets	12,793	12,976	288	-1%	4,342%
Restructuring expenses and asset impairments	13	32	—	-59%	—%
Total costs and expenses	42,167	40,816	14,303	3%	195%
OPERATING INCOME (LOSS)	9,932	(3,910)	2,668	354%	272%
OTHER INCOME (EXPENSE):
Other income (expense), net	54	(209)	108	126%	-50%
Interest expense, net	(1,263)	(1,024)	(81)	-23%	-1,459%
INCOME (LOSS) BEFORE INCOME TAXES	8,723	(5,143)	2,695	270%	224%
INCOME TAX PROVISION (BENEFIT)	2,264	(863)	971	362%	133%
NET INCOME (LOSS)	6,459	(4,280)	1,724	251%	275%
Less: Net income (loss) attributable to redeemable noncontrolling interest	907	(992)	—	191%	—%
NET INCOME (LOSS) ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS	$5,552	$(3,288)	$1,724	269%	222%
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS
Basic	$0.20	$(0.47)	$0.10	143%	100%
Diluted	$0.20	$(0.47)	$0.10	143%	100%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	19,374,714	19,301,126	17,554,809	—%	10%
Diluted	19,374,736	19,301,126	17,568,444	—%	10%

Reconciliation to net income (loss) attributable to DMC Global Inc. stockholders after adjustment of redeemable noncontrolling interest for purposes of calculating earnings per share

	Three months ended
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021
Net income (loss) attributable to DMC Global Inc. stockholders	$5,552	$(3,288)	$1,724
Adjustment of redeemable noncontrolling interest	(1,535)	(5,717)	—
Net income (loss) attributable to DMC Global Inc. common stockholders after adjustment of redeemable noncontrolling interest	$4,017	$(9,005)	$1,724

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Six months ended		Change
	Jun 30, 2022	Jun 30, 2021	Year-on-year
NET SALES	$304,547	$121,096	151%
COST OF PRODUCTS SOLD	215,542	91,212	136%
Gross profit	89,005	29,884	198%
Gross profit percentage	29%	25%
COSTS AND EXPENSES:
General and administrative expenses	36,534	16,400	123%
Selling and distribution expenses	20,635	10,787	91%
Amortization of purchased intangible assets	25,769	612	4,111%
Restructuring expenses and asset impairments	45	127	-65%
Total costs and expenses	82,983	27,926	197%
OPERATING INCOME	6,022	1,958	208%
OTHER INCOME (EXPENSE):
Other (expense) income, net	(155)	502	-131%
Interest expense, net	(2,287)	(216)	-959%
INCOME BEFORE INCOME TAXES	3,580	2,244	60%
INCOME TAX PROVISION	1,401	88	1,492%
NET INCOME	2,179	2,156	1%
Less: Net loss attributable to redeemable noncontrolling interest	(85)	—	—%
NET INCOME ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS	$2,264	$2,156	5%
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS
Basic	$(0.26)	$0.13	-300%
Diluted	$(0.26)	$0.13	-300%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	19,338,049	16,495,685	17%
Diluted	19,338,049	16,507,500	17%

Reconciliation to net income attributable to DMC Global Inc. stockholders after adjustment of redeemable noncontrolling interest for purposes of calculating earnings per share

	Six months ended
	Jun 30, 2022	Jun 30, 2021
Net income attributable to DMC Global Inc. stockholders	$2,264	$2,156
Adjustment of redeemable noncontrolling interest	(7,252)	—
Net (loss) income attributable to DMC Global Inc. common stockholders after adjustment of redeemable noncontrolling interest	$(4,988)	$2,156

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

Arcadia

	Three months ended		Change
	Jun 30, 2022	Mar 31, 2022	Sequential
Net sales	$76,462	$67,968	12%
Gross profit	26,227	20,245	30%
Gross profit percentage	34%	30%
COSTS AND EXPENSES:
General and administrative expenses	7,412	6,143	21%
Selling and distribution expenses	3,960	3,737	6%
Amortization of purchased intangible assets	12,633	12,808	-1%
Operating income (loss)	2,222	(2,443)	191%
Adjusted EBITDA	16,292	11,420	43%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(6,517)	(4,568)	43%
Adjusted EBITDA attributable to DMC Global Inc.	$9,775	$6,852	43%

Six months ended
Jun 30, 2022
Net sales	$144,430
Gross profit	46,472
Gross profit percentage	32%
COSTS AND EXPENSES:
General and administrative expenses	13,555
Selling and distribution expenses	7,697
Amortization of purchased intangible assets	25,441
Operating loss	(221)
Adjusted EBITDA	$27,712
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	$(11,085)
Adjusted EBITDA attributable to DMC Global Inc.	$16,627

DynaEnergetics

	Three months ended			Change
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Sequential	Year-on-year
Net sales	$67,517	$48,887	$42,268	38%	60%
Gross profit	19,960	12,608	10,676	58%	87%
Gross profit percentage	30%	26%	25%
COSTS AND EXPENSES:
General and administrative expenses	4,411	5,322	4,012	-17%	10%
Selling and distribution expenses	4,158	3,903	3,300	7%	26%
Amortization of purchased intangible assets	82	85	163	-4%	-50%
Operating income	11,309	3,298	3,201	243%	253%
Adjusted EBITDA	$13,276	$5,282	$5,284	151%	151%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Six months ended		Change
	Jun 30, 2022	Jun 30, 2021	Year-on-year
Net sales	$116,404	$80,440	45%
Gross profit	32,568	19,111	70%
Gross profit percentage	28%	24%
COSTS AND EXPENSES:
General and administrative expenses	9,733	7,587	28%
Selling and distribution expenses	8,061	6,442	25%
Amortization of purchased intangible assets	167	362	-54%
Operating income	14,607	4,720	209%
Adjusted EBITDA	$18,558	$8,803	111%

NobelClad

	Three months ended			Change
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Sequential	Year-on-year
Net sales	$21,852	$21,861	$23,170	—%	-6%
Gross profit	6,026	4,181	6,460	44%	-7%
Gross profit percentage	28%	19%	28%
COSTS AND EXPENSES:
General and administrative expenses	1,132	1,037	889	9%	27%
Selling and distribution expenses	2,323	2,324	2,075	—%	12%
Amortization of purchased intangible assets	78	83	125	-6%	-38%
Restructuring expenses and asset impairments	13	32	—	-59%	—%
Operating income	2,480	705	3,371	252%	-26%
Adjusted EBITDA	$3,404	$1,652	$4,316	106%	-21%

	Six months ended		Change
	Jun 30, 2022	Jun 30, 2021	Year-on-year
Net sales	$43,713	$40,656	8%
Gross profit	10,207	11,077	-8%
Gross profit percentage	23%	27%
COSTS AND EXPENSES:
General and administrative expenses	2,169	1,702	27%
Selling and distribution expenses	4,647	4,022	16%
Amortization of purchased intangible assets	161	250	-36%
Restructuring expenses and asset impairments	45	127	-65%
Operating income	3,185	4,976	-36%
Adjusted EBITDA	$5,056	$6,987	-28%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

				Change
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sequential	From year-end
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$11,819	$15,376	$30,810	-23%	-62%
Accounts receivable, net	92,998	79,782	71,932	17%	29%
Inventories	152,023	143,304	124,214	6%	22%
Other current assets	11,888	17,354	12,240	-31%	-3%

Total current assets	268,728	255,816	239,196	5%	12%

Property, plant and equipment, net	124,829	120,479	122,078	4%	2%
Goodwill	135,464	140,234	141,266	-3%	-4%
Purchased intangible assets, net	229,365	242,568	255,576	-5%	-10%
Other long-term assets	105,169	104,827	106,296	—%	-1%

Total assets	$863,555	$863,924	$864,412	—%	—%

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY

Accounts payable	$45,179	$48,114	$40,276	-6%	12%
Contract liabilities	33,202	26,952	21,052	23%	58%
Accrued income taxes	289	834	9	-65%	3,111%
Current portion of long-term debt	15,000	15,000	15,000	—%	—%
Other current liabilities	27,740	30,288	29,477	-8%	-6%

Total current liabilities	121,410	121,188	105,814	—%	15%

Long-term debt	125,017	128,710	132,425	-3%	-6%
Deferred tax liabilities	2,019	937	2,202	115%	-8%
Other long-term liabilities	62,858	64,398	66,250	-2%	-5%
Redeemable noncontrolling interest	197,196	197,196	197,196	—%	—%
Stockholders’ equity	355,055	351,495	360,525	1%	-2%

Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$863,555	$863,924	$864,412	—%	—%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,459	$(4,280)	$1,724
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,678	3,359	2,832
Amortization of purchased intangible assets	12,793	12,976	288
Amortization of deferred debt issuance costs	135	132	56
Amortization of acquisition-related inventory valuation step-up	172	258	—
Stock-based compensation	2,291	2,358	1,727
Deferred income taxes	2,550	(2,714)	(282)
Restructuring expenses and asset impairments	13	32	—
Other	36	9	5
Change in working capital, net	(21,007)	(16,714)	(14,547)
Net cash provided by (used in) operating activities	7,120	(4,584)	(8,197)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from escrow related to acquisition of a business	640	—	—
Investment in marketable securities	—	—	(123,984)
Acquisition of property, plant and equipment	(4,783)	(1,536)	(1,887)
Proceeds on sale of property, plant and equipment	—	—	723
Net cash used in investing activities	(4,143)	(1,536)	(125,148)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on term loan	(3,750)	(3,750)	—
Payment of debt issuance costs	(79)	(97)	—
Net proceeds from issuance of common stock through equity offering	—	—	123,461
Net proceeds from issuance of common stock to employees and directors	—	—	253
Distribution to redeemable noncontrolling interest holder	(2,600)	(4,400)	—
Treasury stock purchases	(6)	(1,088)	(16)
Net cash (used in) provided by financing activities	(6,435)	(9,335)	123,698
EFFECTS OF EXCHANGE RATES ON CASH	(99)	21	173

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,557)	(15,434)	(9,474)
CASH AND CASH EQUIVALENTS, beginning of the period	15,376	30,810	45,837
CASH AND CASH EQUIVALENTS, end of the period	$11,819	$15,376	$36,363

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Six months ended
	Jun 30, 2022	Jun 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,179	$2,156
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	7,037	5,530
Amortization of purchased intangible assets	25,769	612
Amortization of deferred debt issuance costs	267	112
Amortization of acquisition-related inventory valuation step-up	430	—
Stock-based compensation	4,649	3,335
Deferred income taxes	(164)	(2,616)
Restructuring expenses and asset impairments	45	127
Other	45	(283)
Change in working capital, net	(37,721)	(14,994)
Net cash provided by (used in) operating activities	2,536	(6,021)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from escrow related to acquisition of a business	640	—
Investment in marketable securities	—	(123,984)
Proceeds from maturities of marketable securities	—	4,799
Acquisition of property, plant and equipment	(6,319)	(3,252)
Proceeds on sale of property, plant and equipment	—	1,004
Net cash used in investing activities	(5,679)	(121,433)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on credit facilities	(7,500)	(11,750)
Payments of deferred debt issuance costs	(176)	—
Net proceeds from issuance of common stock through equity offering	—	123,461
Net proceeds from issuance of common stock through at-the-market offering program	—	25,262
Net proceeds from issuance of common stock	—	253
Distribution to redeemable noncontrolling interest holder	(7,000)	—
Treasury stock purchases	(1,094)	(2,451)
Net cash (used in) provided by financing activities	(15,770)	134,775
EFFECTS OF EXCHANGE RATES ON CASH	(78)	855

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(18,991)	8,176
CASH AND CASH EQUIVALENTS, beginning of the period	30,810	28,187
CASH AND CASH EQUIVALENTS, end of the period	$11,819	$36,363

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Sequential	Year-on-year
Net income (loss)	6,459	(4,280)	1,724	251%	275%
Interest expense, net	1,263	1,024	81	23%	1,459%
Income tax provision (benefit)	2,264	(863)	971	-362%	133%
Depreciation	3,678	3,359	2,832	9%	30%
Amortization of purchased intangible assets	12,793	12,976	288	-1%	4,342%

EBITDA	26,457	12,216	5,896	117%	349%
Amortization of acquisition-related inventory valuation step-up	172	258	—	-33%	—%
Restructuring expenses and asset impairments	13	32	—	-59%	—%
Stock-based compensation	2,291	2,358	1,727	-3%	33%
Other (income) expense, net	(54)	209	(108)	-126%	50%
Adjusted EBITDA	$28,879	$15,073	$7,515	92%	284%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(6,517)	(4,568)	—	-43%	—%
Adjusted EBITDA attributable to DMC Global Inc.	$22,362	$10,505	$7,515	113%	198%

	Six months ended		Change
	Jun 30, 2022	Jun 30, 2021	Year-on-year
Net income	$2,179	$2,156	1%
Interest expense, net	2,287	216	959%
Income tax provision	1,401	88	1,492%
Depreciation	7,037	5,530	27%
Amortization of purchased intangible assets	25,769	612	4,111%

EBITDA	38,673	8,602	350%
Amortization of acquisition-related inventory valuation step-up	430	—	n/a
Restructuring expenses and asset impairments	45	127	-65%
Stock-based compensation	4,649	3,335	39%
Other expense (income), net	155	(502)	131%
Adjusted EBITDA	$43,952	$11,562	280%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(11,085)	—	n/a
Adjusted EBITDA attributable to DMC Global Inc.	$32,867	$11,562	184%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three months ended June 30, 2022
	Amount	Per Share (1)
Net income attributable to DMC Global Inc.	$5,552	$0.29
Amortization of acquisition-related inventory valuation step-up, net of tax	79	—
NobelClad restructuring expenses and asset impairments, net of tax	9	—
As adjusted	$5,640	$0.29
(1) Calculated using diluted weighted average shares outstanding of 19,374,736

	Three months ended March 31, 2022
	Amount	Per Share (1)
Net loss attributable to DMC Global Inc.	$(3,288)	$(0.17)
Amortization of acquisition-related inventory valuation step-up, net of tax	133	0.01
NobelClad restructuring expenses and asset impairments, net of tax	22	—
As adjusted	$(3,133)	$(0.16)
(1) Calculated using diluted weighted average shares outstanding of 19,301,126

	Three months ended June 30, 2021
	Amount	Per Share (1)
Net income attributable to DMC Global Inc.	$1,724	$0.10
As adjusted	$1,724	$0.10
1) Calculated using diluted weighted average shares outstanding of 17,568,444

	Six months ended June 30, 2022
	Amount	Per Share (1)
Net income attributable to DMC Global Inc.	$2,264	$0.12
Amortization of acquisition-related inventory valuation step-up, net of tax	199	0.01
NobelClad restructuring expenses and asset impairments, net of tax	30	—
As adjusted	$2,493	$0.13
1) Calculated using diluted weighted average shares outstanding of 19,338,049

	Six months ended June 30, 2021
	Amount	Per Share (1)
Net income attributable to DMC Global Inc.	$2,156	$0.13
NobelClad restructuring expenses and asset impairments, net of tax	127	0.01
As adjusted	$2,283	$0.14
1) Calculated using diluted weighted average shares outstanding of 16,507,500

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Segment Adjusted EBITDA

Arcadia

	Three months ended		Change
	Jun 30, 2022	Mar 31, 2022	Sequential
Operating income (loss), as reported	$2,222	$(2,443)	191%
Adjustments:
Amortization of acquisition-related inventory valuation step-up	172	258	-33%
Depreciation	870	541	61%
Amortization of purchased intangible assets	12,633	12,808	-1%
Stock-based compensation	395	256	54%
Adjusted EBITDA	16,292	11,420	43%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(6,517)	$(4,568)	43%
Adjusted EBITDA attributable to DMC Global Inc.	$9,775	$6,852	43%

Six months ended
Jun 30, 2022
Operating loss, as reported	$(221)
Adjustments:
Amortization of acquisition-related inventory valuation step-up	430
Depreciation	1,411
Amortization of purchased intangible assets	25,441
Stock-based compensation	651
Adjusted EBITDA	27,712
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(11,085)
Adjusted EBITDA attributable to DMC Global Inc.	$16,627

DynaEnergetics

	Three months ended			Change
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Sequential	Year-on-year
Operating income, as reported	$11,309	$3,298	$3,201	243%	253%
Adjustments:
Depreciation	1,885	1,899	1,920	-1%	-2%
Amortization of purchased intangible assets	82	85	163	-4%	-50%
Adjusted EBITDA	$13,276	$5,282	$5,284	151%	151%

	Six months ended		Change
	Jun 30, 2022	Jun 30, 2021	Year-on-year
Operating income, as reported	$14,607	$4,720	209%
Adjustments:
Depreciation	3,784	3,721	2%
Amortization of purchased intangible assets	167	362	-54%
Adjusted EBITDA	$18,558	$8,803	111%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

NobelClad

	Three months ended			Change
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Sequential	Year-on-year
Operating income, as reported	$2,480	$705	$3,371	252%	-26%
Adjustments:
Restructuring expenses and asset impairments	13	32	—	-59%	—%
Depreciation	833	832	820	—%	2%
Amortization of purchased intangible assets	78	83	125	-6%	-38%
Adjusted EBITDA	$3,404	$1,652	$4,316	106%	-21%

	Six months ended		Change
	Jun 30, 2022	Jun 30, 2021	Year-on-year
Operating income, as reported	$3,185	$4,976	-36%
Adjustments:
Restructuring expenses and asset impairments	45	127	-65%
Depreciation	1,665	1,634	2%
Amortization of purchased intangible assets	161	250	-36%
Adjusted EBITDA	$5,056	$6,987	-28%

DMC GLOBAL INC.
PRO FORMA RESULTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)
Pro Forma Summary Income Statement*

	Three months ended June 30, 2021
	DMC	Arcadia	Redeemable Noncontrolling Interest(1)	Pro Forma Arcadia	Pro Forma Combined
Net sales	$65,438	$61,138		$61,138	$126,576
Gross profit	16,971	21,482		21,482	38,453
Gross profit percentage	26%	35%		35%	30%

Selling, general, and administrative expenses	14,015	8,262		8,262	22,277
Amortization of purchased intangible assets	288	—		—	288
Operating income	2,668	13,220		13,220	15,888

Depreciation and amortization	3,120	451		451	3,571
Stock-based compensation expense	1,727	—		—	1,727
Adjusted EBITDA	7,515	13,671	(5,468)	8,203	15,718
Adjusted EBITDA %	11%	22%		13%	12%
(1) Represents the Adjusted EBITDA attributable to the 40% redeemable noncontrolling interest.

	Six months ended June 30, 2021
	DMC	Arcadia	Redeemable Noncontrolling Interest(1)	Pro Forma Arcadia	Pro Forma Combined
Net sales	$121,096	$118,379		$118,379	$239,475
Gross profit	29,884	42,412		42,412	72,296
Gross profit percentage	25%	36%		36%	30%

Selling, general, and administrative expenses	27,187	16,715		16,715	43,902
Amortization of purchased intangible assets	612	—		—	612
Restructuring expenses and asset impairments	127	—		—	127
Operating income	1,958	25,697		25,697	27,655

Depreciation and amortization	6,142	857		857	6,999
Restructuring expenses and asset impairments	127	—		—	127
Stock-based compensation expense	3,335	—		—	3,335
Adjusted EBITDA	11,562	26,554	(10,622)	15,932	27,494
Adjusted EBITDA %	10%	22%		13%	11%

DMC GLOBAL INC.
PRO FORMA RESULTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)
(1) Represents the Adjusted EBITDA attributable to the 40% redeemable noncontrolling interest.

Pro Forma EBITDA and Adjusted EBITDA*

	Three months ended June 30, 2021
	DMC	Arcadia	Pro Forma Combined
Net income	$1,724	$13,220	$14,944
Interest expense, net	81	—	81
Income tax provision	971	—	971
Depreciation	2,832	451	3,283
Amortization of purchased intangible assets	288	—	288
EBITDA	5,896	13,671	19,567
Stock-based compensation expense	1,727	—	1,727
Other income, net	(108)	—	(108)
Adjusted EBITDA	7,515	13,671	21,186
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	—	(5,468)	(5,468)
Adjusted EBITDA attributable to DMC Global Inc.	7,515	8,203	15,718

	Six months ended June 30, 2021
	DMC	Arcadia	Pro Forma Combined
Net income	$2,156	$25,697	$27,853
Interest expense, net	216	—	216
Income tax benefit	88	—	88
Depreciation	5,530	857	6,387
Amortization	612	—	612
EBITDA	8,602	26,554	35,156
Restructuring	127	—	127
Stock-based compensation expense	3,335	—	3,335
Other income, net	(502)	—	(502)
Adjusted EBITDA	11,562	26,554	38,116
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	—	(10,622)	(10,622)
Adjusted EBITDA attributable to DMC Global Inc.	11,562	15,932	27,494

*This unaudited pro forma combined financial information was not prepared under Article 11 of SEC Regulation S-X (“Article 11”) or Financial Accounting Standards Board Accounting Standards Codification 805 (“ASC 805”).